UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2021

Agentix Corp.
(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-55383

(Commission File Number)

46-2876282

(IRS Employer Identification No.)

32932 Pacific Coast Highway, #14-254

Dana Point, California 92629

(Address of principal executive offices)(Zip Code)

(949) 438-0160

Registrant’s telephone number, including area code

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 21, 2021, Agentix Corp., a Nevada corporation (the “Company”), received notice of effectiveness of that certain License Agreement (the “License Agreement”), dated May 10, 20201, by and between the Company’s wholly-owned subsidiary, Applied BioPharma LLC, a Nevada limited liability company, and National Health Research Institutes, a Taiwan, Republic of China, entity, pursuant to which the Company purchased a worldwide, terminable, royalty-bearing, exclusive license for the technology and patent rights underlying patents and patent applications to make, have made, offer for sale, sell, have sold, use, have used, import or have imported products related to pyrazole compounds, to treat Type 2 diabetes, obesity and fatty liver disease. This technology is a peripherally restricted cannabinoid receptor 1 antagonist that has successfully completed preliminary pre-clinical and in vivo testing requirements for advancement into Phase I clinical trials.

The Company is required to pay a licensing fee and a document delivery fee within 30 days of the date of the License Agreement. Additionally, the Company is obligated to pay 16 product milestone payments related to Phase I, Phase II, Phase III and US Food and Drug Administration, European Union, European Medicines Agency, Pharmaceuticals and Medical Devices Agency and other market approvals, and upon achieving $100,000,000 in worldwide sales. The Company has not yet paid the licensing fee and a document delivery fee.

Additional payments the Company is obligated to pay are (i) an annual royalty equal to 4% of net sales of products sold using technology and patents rights under the License Agreement, and (ii) an annual license fee and quality and stability testing fees.

The term of the License Agreement is until the last of the licensed patent rights and the exclusive market approval for the products made or using the technology and rights underlying the licensed patents expire on a county-by-country basis. The terms of the patents subject to the License Agreement with the longest terms are 20 years.

The foregoing summary of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which (in redacted form subject to a confidential treatment request submitted to the Securities and Exchange Commission (the “Commission”)) is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit	Description
10.1	License Agreement dated May 10, 2021, by and between Applied BioPharma LLC, a Nevada limited liability company, and National Health Research Institutes, a Taiwan, Republic of China, entity. (1)(2)

(1) In accordance with Item 601(a)(5) of Regulation S-K, certain schedules (or similar attachments) to this exhibit have been omitted from this filing. Such omitted schedules (or similar attachments) include information relating to the License Agreement. The Registrant will provide a copy of any omitted schedule to the SEC or its staff upon request.

(2) In accordance with Item 601(b)(10)(iv) of Regulation S-K, certain provisions or terms of the License Agreement have been redacted. Such redacted information includes information about the patents rights and technology underlying the License Agreement. The Registrant will provide an unredacted copy of the exhibit on a supplemental basis to the Commission or its staff upon request.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Agentix Corp.
(Registrant)

Date: May 27, 2021	By:	/s/ Rudy Mazzocchi
	Name:	Rudy Mazzocchi
	Title:	President and Chief Executive Officer

3